AMENDED AND RESTATED ACCOUNTING SERVICES AGREEMENT

     AGREEMENT to be effective January 12, 2007, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "PMC").

     In consideration of the premises and mutual agreements herein contained, PMC hereby agrees to bear certain expenses of the Fund in the manner and subject to the conditions hereinafter set forth.

1.   EXPENSES BORNE BY PMC

     PMC will pay the following operating expenses of the Fund and all other Fund expenses of a similar nature with respect to the series of the Fund listed on Appendix A:

(a) Taxes, including in case of redeemed shares any initial transfer taxes, other local, state and federal taxes, and governmental fees;
(b) Interest (except for interest the Fund incurs in connection with an investment it makes (e.g. reverse repo agreements, credit default swaps);
(c) The fees of its independent auditor and its legal counsel; (d) The fees of the Custodian(s) of its assets;
(e) The fees and expenses of all directors of the Fund who are not persons affiliated with PMC; (f) The cost of a line of credit for the Fund;
          (g) Fidelity bond/D&O-E&O policy;
(h)       Trade association dues;
(i) Securities lending fees (This includes out-of-pocket expenses such as additional custody fees, if any, related to lending of fund securities. This does not include rebates paid to broker borrowers or the portion of gross security lending revenues that are retained by the lending agent); and
(j)       Expenses of unaffiliated directors.

2.        COMPENSATION FOR SERVICES

     The Fund will pay PMC a fee as described in Schedule A hereto for the services provided pursuant to this agreement.

3.   LIMITATION OF LIABILITY OF PMC

     PMC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on PMC's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

4.   TERM AND RENEWAL

     This Agreement will be effective on January 12, 2007 and will continue in effect through February 28, 2008 unless terminated by agreement of the Fund and PMC prior to that date.

5.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

6.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of PMC for this purpose shall be the Principal Financial Group, placeCityDes Moines, StateIowa PostalCode50392-0200.

7.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                        Principal Investors Fund, Inc.


                         By     /s/Ralph C. Eucher
                                Ralph C. Eucher, President and Chief Executive Officer


                        Principal Management Corporation


                        By   /s/Michael J. Beer
                             Michael J. Beer, Executive Vice President and Chief Operating Officer

                                   SCHEDULE A

                         The Fund currently pays no fee for the services
provided pursuant to this Agreement.

                                   APPENDIX A

Bond & Mortgage Securities Fund
Government & High Quality Bond Fund
High Quality Intermediate - Term Bond Fund
High Yield Fund
Inflation Protection Fund
International Emerging Markets Fund
International Growth Fund
LargeCap S&P 500 Index Fund
LargeCap Value Fund
MidCap Blend Fund
MidCap Growth Fund
MidCap S&P 400 Index Fund
MidCap Value Fund
Partners Global Equity Fund
Partners International Fund
Partners LargeCap Blend Fund
Partners LargeCap Blend Fund I
Partners LargeCap Growth Fund I
Partners LargeCap Growth Fund II
Partners LargeCap Value Fund
Partners LargeCap Value Fund I
Partners LargeCap Value Fund II
Partners MidCap Growth Fund
Partners MidCap Growth Fund I
Partners MidCap Growth Fund II
Partners MidCap Value Fund
Partners MidCap Value Fund I
Partners SmallCap Blend Fund
Partners SmallCap Growth Fund I
Partners SmallCap Growth Fund II
Partners SmallCap Growth Fund III
Partners SmallCap Value Fund
Partners SmallCap Value Fund I
Partners SmallCap Value Fund II
Preferred Securities Fund
Principal LifeTime 2010 Fund
Principal LifeTime 2020 Fund
Principal LifeTime 2030 Fund
Principal LifeTime 2040 Fund
Principal LifeTime 2050 Fund
Principal LifeTime Strategic Income Fund
Short-Term Bond Fund
SmallCap Blend Fund
SmallCap S&P 600 Index Fund
Ultra Short Bond Fund